Exhibit 3.28

Articles of Incorporation

The undersigned natural person(s) of the age of eighteen years of more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:

ARTICLE I  The name of this corporation is SANDPOINTE HOMES OF OREGON, INC.

(The corporate name must contain the word “Corporation”, “Company”, “Incorporated” or “Limited” or an abbreviation of one of such words.)

and its duration shall be Perpetual

ARTICLE II  The purpose or purposes for which the corporation is organized are:

The corporation may engage in any lawful activity for which corporations may be organized under ORS Chapter 57.

(It is not necessary to set forth in the Articles any of the corporate powers enumerated in ORS 57.030 and 57.035. It is sufficient to state, either alone or with other purposes, “That the corporation may engage in any lawful activity for which corporations may be organized under ORS Chapter 57”; however, it is desirable to state the primary purpose of the corporation in conjunction with such statement.)

ARTICLE III  The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Fifte (250) shares of Common Stock of the par value One Hundred Dollars ($100.00) each.

(Insert statement as to par value of such shares or a statement that all of such shares are to be without par value. If there is more than one class of stock, insert a statement as to the preference, limitations and relative rights of each class.)

ARTICLE IV  The address of the initial registered office of the corporation is

800 PACIFIC BUILDING,	PORTLAND, OREGON	97204
(Street and Number) (NOTE—A P.O. Box No. is not acceptable)	(City and State)	(Zip Code)
and the name of its initial registered agent at such address is C T CORPORATION SYSTEM

ARTICLE V  The number of directors constituting the initial board of directors of the corporation is Four, and the names and addresses of the persons who are to serve as direct??s until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

	Address
Name	(Note: A P.O BOX NUMBER IS NOT ACCEPTABLE)
	(Street and Number)	(City and State)	(Zip)

John C. Crean	3125 Myers St.,	Riverside CA.	92583

Dale T. Skinner	3125 Myers St.,	Riverside CA.	92583

William W. Weide	3125 Myers St.,	Riverside CA.	92583

Roark V. Moudy	3125 Myers St.,	Riverside CA.	92583

ARTICLE VI The name and address of each incorporator is:

Address
Name	(Note: A P.O BOX NUMBER IS NOT ACCEPTABLE)
	(Street and Number)	(City and State)	(Zip)

S. P. Parise	700 S. Flower St.,	Ste.1010, IA. CA.	9001??

R. Galonski	700 S. Flower St.,	Ste.1010, IA. CA.	9001??

ARTICLE VII  (Provisions for regulation of internal affairs of the corporation as may be appropriate.)

See Exhibit A attached

We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

/s/ S. P. Parise	/s/ R. Galonski
S. P. Parise	R. Galonski

Dated September 3, 1976

EXHIBIT A

CUMULATIVE VOTING

Each shareholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

DENTAL OF PREEMPTIVE RIGHTS

No holder of any shares of any class of stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase or receive any part of any unissued stock of any class of the corporation, or of any stock of any class issued and thereafter acquired by the corporation, whether now authorized or hereafter created, or of any securities of any kind convertible into or evidencing the right to subscribe for or purchase or receive any stock of any class of the corporation, whether now authorized or hereafter created, and in either case, whether issued for cash, property, services or any other consideration.